Exhibit 99.14(a)

Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001-3980

D: +1 202.383.0118
F: +1 202.637.3593

thomasbisset@
eversheds-sutherland.com

August 23, 2019

VIA EDGAR

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Re:                             Protective Premiere II/III Variable Life Insurance Policy

Post-Effective Amendment No. 32

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Registration Statement on Form N-6 (File No. 333-52215) by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Eversheds Sutherland (US) LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland.  For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.